Exhibit 8.1

A.	Fully Consolidated

		Ownership interest in %
		2014	2013	2012
Alfa Beta Vassilopoulos S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Alliance Wholesale Solutions, LLC(2)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A	—	100.0	100.0
Anadrasis S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	—	—	100.0
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	—	100.0
ATTM Consulting and Commercial, Ltd.	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	—	—	100.0
Boney Wilson & Sons, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Holding, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
Bottom Dollar Food Northeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Southeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
Centar za obuchenie i prekvalifikacija EOOD(3)	Bitolya 1A str, Varna, Bulgaria	—	100.0	100.0
C Market a.d. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	75.5	75.4	75.4
Delhaize Albania SHPK	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	—	—	100.0
Delhaize America Distribution, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	—
Delhaize America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Shared Services Group, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Supply Chain Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	—
Delhaize America Transportation, LLC (previously Hannaford Trucking Company)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Delhaize BH d.o.o. Banja Luka(3)	Branka Popovića 115, 78000 Banja Luka, Bosnia and Herzegovina	—	100.0	100.0
Delhaize Digital Services Ltd(4)	10-18 Union Street, SE1 1SZ London, United Kingdom	100.0	—	—
Delhaize Distribution Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0

Delhaize Finance B.V.(1)	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	—	100.0	100.0
Delhaize Griffin SA	Square Marie Curie 40, 1070 Brussels, Belgium	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington, VT 05401-4477, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Montenegro d.o.o. Podgorica	Josipa Broza Tita 23a, 81 000 Podgorica, Montenegro	—	—	100.0
Delhaize Serbia d.o.o. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	100.0	100.0	100.0
Delhaize The Lion America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center S.A.	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize US Holding, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delzon NV (previously Van Esch NV)(4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	—	—
Difraco BVBA(4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	—	—
Dofalex SCSA(1)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	—
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Ela d.o.o. Kotor	Trg od oruzja bb, Kotor, Montenegro	—	—	100.0
FL Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A	100.0	100.0	100.0
Fourth Retained Subsidiary, LLC(3)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	—
Guiding Stars Licensing Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co., LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Energy, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	—	100.0
Hannbro Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	—	100.0
Harvey’s Stamping Company, LLC(2)	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	—	100.0	100.0

Holding and Food Trading Company Single Partner LLC(1)	81, Spaton Avenue, Gerakas, Athens, Greece	—	100.0	100.0
Holding and Food Trading Company Single Partner LLC & Co Ltd Partnership(1)	81, Spaton Avenue, Gerakas, Athens, Greece	—	100.0	100.0
I-Del Retail Holdings, Ltd.	70 Sir John Rogerson’s Quay, Dublin 2, Ireland	100.0	100.0	100.0
J.H. Harveys Co., LLC(1)	727 South Davis Street, Nashville, GA 31639, U.S.A	—	100.0	100.0
Kash n’ Karry Food Stores, LLC(1)	3801 Sugar Palm Drive, Tampa, FL 33619, U.S.A.	—	100.0	100.0
Kingo NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Leoburg NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Liberval SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	—	100.0
Lion Lux Finance S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lion Real Estate Albania SHPK	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	100.0	100.0
Lion Retail Holding S.à r.l.	Rue d’Olm 51, Z.I., 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lithia Springs Holdings, LLC	P.O. Box 517, Ochlocknee, GA 31773, U.S.A.	60.0	60.0	60.0
Marietta Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Martin’s Foods of South Burlington, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
MC Portland, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L.	39-49 Nicolae Titulescu Avenue, 1st district, Bucharest, Romania	—	—	99.2
Mega Image S.R.L.	95 Siret Street, 1st district, Bucharest, Romania	100.0	100.0	100.0
Molmart NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	—	100.0
Morrills Corner, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Oxon Run Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	75.0	75.0	75.0
Piccadilly AD(3)	Istoria Slavyanobulgarska Street 21A, 1220 Sofia, Bulgaria	—	100.0	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.(5)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0

Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Retained Subsidiary One, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	—
Risk Management Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Second Retained Subsidiary, LLC(3)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	—
Serdelco S.A.S.	Parc des Moulins, Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
Sinking Spring Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	—	0.0	0.0
Smart Food Shopping SA	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0
SS Morrills, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Summit Commons Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Superb Beverage Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	0.0	0.0	0.0
The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
Third Retained Subsidiary, LLC(3)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	—
TP Srbija a.d. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	100.0	100.0	100.0
TP Stadel d.o.o. Kragujevac(1)	Crvenog barjaka bb, 34000 Kragujevac, Serbia	—	100.0	100.0
Vadec NV(4)	Rue Osseghem 53, 1080 Brussels, Belgium	100.0	—	—
Victory Distributors, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Zvezdara a.d. Beograd	Živka Davidovića 64, Beograd, Serbia	68.2	68.2	68.2

(1)	Merged into a group company during 2014.
(2)	Liquidated in 2014.
(3)	Sold in 2014.
(4)	Newly created or acquired company during 2014.
(5)	Merged into a group company during 2015.

B.	Joint Venture

		Ownership Interest in %
		2014	2013	2012
P.T. Lion Super Indo, LLC	Menara Bidakara 2, 19th Floor Jl. Jend. Gatot Soebroto Kav. 71-73 Pancoran, Jakarta Selatan 12870, Indonesia	51.0	51.0	51.0

Super Indo is accounted for as a joint venture applying the “equity method”, as Delhaize Group shares control with another party.